UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ChoiceOne Financial Services, Inc. (the "Company") held its annual meeting of shareholders on Wednesday, May 18, 2016. At the meeting, the shareholders voted on three matters: (1) the election of four directors; (2) approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in the proxy statement; and (3) ratification of the selection of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2016.

All of the nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
All nominees for director were elected:	For	Withheld	Non-Votes
Frank G. Berris	1,855,364	131,263	505,380
Raymond A. Lanning	1,948,459	38,168	505,380
Nels W. Nyblad	1,975,604	11,023	505,380
Kelly J. Potes	1,944,342	42,285	505,380

The shareholders approved the compensation of the Company’s named executive officers by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,856,795	95,442	34,390	505,380

An advisory proposal to approve the Company’s executive compensation will next occur in connection with the Company’s 2017 Annual Meeting of Shareholders.

The shareholders ratified the appointment of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2016 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
2,450,656	35,650	5,701	0

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 23, 2016	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer